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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January 14, 2003


                            M.H. MEYERSON & CO., INC.
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             (Exact name of registrant as specified in its charter)


        New Jersey                   0-23410                   13-1924455
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(State or other jurisdiction  (Commission File Number)        (IRS Employer
      of incorporation)                                     Identification No.)


 Newport Tower, 525 Washington Boulevard, Jersey City, New Jersey         07310
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code: (201) 459-9500
                                                    --------------


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Item 5.  Other Events and Regulation FD Disclosure.

On January 14, 2003 M.H. MEYERSON & CO., INC. (the "Company") issued a press release concerning the election of John P. Leighton as Co-Chairman of the Board of Directors and Chief Executive Officer of the Company. A copy of the press release is attached as Exhibit 99.1 hereto.

In connection with such election, the Company and Mr. Leighton entered into a Letter Agreement, an Employment Agreement, an Option Agreement and a Stock Purchase Warrant. Copies of such Agreements are attached as Exhibits 10.4, 10.5,
10.6 and 10.7 hereto, respectively.


Item 7.  Financial Statements and Exhibits.

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
10.4     Letter Agreement, dated as of January 14, 2003, by and between M.H. MEYERSON & CO., INC. and John P. Leighton.

10.5     Employment Agreement, dated as of January 14, 2003, by and between M.H. MEYERSON & CO., INC. and John P.
         Leighton.

10.6     Option Agreement, dated as of January 14, 2003, by and between M.H. MEYERSON & CO., INC. and John P. Leighton.

10.7     Stock Purchase Warrant dated as of January 14, 2003, issued by M.H. MEYERSON & CO., INC. to John P. Leighton.

99.1     Press Release, dated January 14, 2003.
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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           M.H. MEYERSON & CO., INC.



Date: January 23, 2003                       By: /s/ John P. Leighton
                                                 ---------------------
                                                 John P. Leighton
                                                 Chief Executive Officer



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                                  EXHIBIT INDEX

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
10.4     Letter Agreement, dated as of January 14, 2003, by and between M.H. MEYERSON & CO., INC. and John P. Leighton.

10.5     Employment Agreement, dated as of January 14, 2003, by and between M.H. MEYERSON & CO., INC. and John P.
         Leighton.

10.6     Option Agreement, dated as of January 14, 2003, by and between M.H. MEYERSON & CO., INC. and John P. Leighton.

10.7     Stock Purchase Warrant dated as of January 14, 2003, issued by M.H. MEYERSON & CO., INC. to John P. Leighton.

99.1     Press Release, dated January 14, 2003.
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